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                                                                    EXHIBIT 4.18

                               CCC CAPITAL TRUST I
                              DECLARATION OF TRUST

                  THIS DECLARATION OF TRUST, dated as of December 6, 1999, is by and between Citadel Communications Corporation, a Nevada corporation, as depositor (the "Depositor"), The Bank of New York, a New York banking corporation, as property trustee (the "Property Trustee") and The Bank of New York (Delaware), a Delaware banking corporation, as Delaware trustee (the "Delaware Trustee" and jointly with the Property Trustee, the "Trustees"). The Depositor and the Trustees hereby agree as follows:

                  1. The trust created hereby (the "Trust") shall be known as "CCC CAPITAL TRUST I".

                  2. The Depositor hereby assigns, transfers, conveys and sets over to the Trustees the sum of $10. Such amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Sections 3801 et seq. (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.

                  3. The Depositor and the Trustees will enter into an amended and restated Declaration of Trust, satisfactory to each such party and substantially in the form to be included as an Exhibit to the Registration Statement referred to below, to provide for the contemplated operation of the Trust created hereby and the issuance of the preferred securities (the "Preferred Securities") and common securities referred to therein. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.

                  4. The Depositor, in each case on behalf of the Trust as the depositor of the Trust, is hereby authorized, in its discretion (i) to execute and file with the Securities and Exchange Commission (the "Commission") (a) a Registration Statement on Form S-3 (the "Registration Statement") and any pre-effective or post-effective amendments to such Registration Statement, relating to the registration under the Securities Act of 1933, as amended, of the Preferred Securities of the Trust, and (b) a Registration Statement on Form 8-A (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto)

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relating to the registration of the Preferred Securities of the Trust under
Section 12(b) of the Securities Exchange Act of 1934, as amended; (ii) to execute and file with the New York Stock Exchange, the American Stock Exchange or such other national securities exchange or the Nasdaq National Market, as the Depositor shall determine, a listing or similar application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed or approved for quotation on the New York Stock Exchange, the American Stock Exchange or such other national securities exchange or the Nasdaq National Market; (iii) to execute and file such applications, reports, surety bonds, irrevocable consents, appointments of attorneys for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or "Blue Sky" laws of such jurisdictions as the Depositor on behalf of the Trust, may deem necessary or desirable and (iv) to execute on behalf of the Trust such purchase agreements or underwriting agreements relating to the Preferred Securities as the Depositor may deem necessary or desirable. It is hereby acknowledged and agreed that in connection with any filing referred to in clauses (i) - (iii) above, the Trustees shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the New York Stock Exchange, the American Stock Exchange or such other national securities exchange, or the Nasdaq National Market or state securities or "Blue Sky" laws, and in such case only to the extent so required. In connection with all of the foregoing, the Depositor hereby constitutes and appoints Lawrence R. Wilson and Donna L. Heffner and each of them, as its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the Depositor in the Depositor's name, place and stead, in any and all capacities, to sign and file with the Commission (i) the Registration Statement and the 1934 Act Registration Statement and any and all amendments (including post-effective amendments) to the Registration Statement and the 1934 Act Registration Statement with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement and any and all amendments thereto filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, with all exhibits thereto, and all other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Depositor might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, shall do or cause to be done by virtue hereof.

                  5. This Declaration of Trust may be executed in one or more counterparts.

                  6. The number of trustees initially shall be two (2) and thereafter the number of trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of trustees; provided that to the extent required by the Business Trust Act, one trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal

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place of business in the State of Delaware. Subject to the foregoing, the
Depositor is entitled to appoint or remove without cause any Trustee at any time. Any Trustee may resign upon thirty days prior notice to the Depositor.

                  7. This Declaration of Trust shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflict of laws principles.

                  8. The Depositor hereby agrees to (i) reimburse the Trustees for all reasonable expenses (including reasonable fees and expenses of counsel and other experts) and (ii) indemnify, defend and hold harmless the Trustees and any of the officers, directors, employees and agents of the Trustees (the "Indemnified Persons") from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this Declaration of Trust, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided, however, that the Depositor shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person.

                  9. The Trust may be dissolved and terminated before the issuance of the Preferred Securities at the election of the Depositor.



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IN WITNESS WHEREOF, the parties hereto have caused this Declaration of Trust to be duly executed as of the day and year first above written.




                                 CITADEL COMMUNICATIONS CORPORATION,
                                 as Depositor

                                 By:        /s/  Lawrence R. Wilson
                                     ----------------------------------------
                                     Name:  Lawrence R. Wilson
                                     Title: Chairman of the Board,
                                            Chief Executive Officer
                                            and President



                                 THE BANK OF NEW YORK (DELAWARE),
                                 not in its individual capacity but solely as Delaware Trustee

                                 By:       /s/ Walter N. Gitlin
                                     ----------------------------------------
                                     Name:  Walter N. Gitlin
                                     Title: Authorized Signatory




                                 THE BANK OF NEW YORK,
                                 not in its individual capacity but solely as Property Trustee

                                 By:        /s/ Van K. Brown
                                     -----------------------------------------
                                     Name:  Van K. Brown
                                     Title: Assistant Vice President